As filed with the Securities and Exchange Commission on April 27, 2011.

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

THE FRESH MARKET, INC.

(Exact name of registrant as specified in its charter)

Delaware	5411	56-1311233
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

628 Green Valley Road, Suite 500

Greensboro, North Carolina 27408

(336) 272-1338

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Scott Duggan

Senior Vice President and General Counsel

The Fresh Market, Inc.

628 Green Valley Road, Suite 500

Greensboro, North Carolina 27408

(336) 272-1338

(Name and address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Craig F. Arcella Cravath, Swaine & Moore LLP Worldwide Plaza 825 Eighth Avenue New York, New York 10019-7475 (212) 474-1000 Fax: (212) 474-3700	Robert Evans III Shearman & Sterling LLP 599 Lexington Avenue New York, New York 10022 (212) 848-4000 Fax: (212) 848-7179

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒ 333-173005

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a small reporting company.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Unit(2)	Proposed Maximum Aggregate Offering Price(1)(2)	Amount of Registration Fee(3)
Common Stock, $0.01 par value per share	2,206,916 shares	$42.50	$93,793,930	$10,889.48

(1)	Includes shares to be sold upon exercise of the underwriters’ over-allotment option. The registrant previously registered shares of common stock with a proposed maximum aggregate offering price of $468,970,000 on Form S-1 (File No. 333-173005) (the “Initial Registration Statement”), which registration statement was declared effective by the Securities and Exchange Commission on April 27, 2011. In accordance with Rule 462(b) promulgated under the Securities Act of 1933, and certain interpretations of the Securities and Exchange Commission with respect thereto, the additional $93,793,930 proposed maximum aggregate offering price, which is less than 20% of the maximum aggregate offering price of the securities eligible to be sold under the Initial Registration Statement, is hereby registered.
(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended.
(3)	Calculated in accordance with Rule 457(a) under the Securities Act of 1933, as amended.

This Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

EXPLANATORY NOTE

This registration statement is being filed by The Fresh Market, Inc. (the “Company”) pursuant to Rule 462(b) (“Rule 462(b)”) under the Securities Act of 1933, as amended (the “Securities Act”). Pursuant to Rule 462(b), the contents of the Company’s registration statement on Form S-1, as amended (File No. 333-173005), including the exhibits thereto, which was declared effective by the Securities and Exchange Commission on April 27, 2011 (the “Initial Registration Statement”), are incorporated by reference into this registration statement.

This Registration Statement is being filed pursuant to Rule 462(b) to increase the dollar amount of shares of common stock, par value $0.01 per share, registered under the Initial Registration Statement by $93,793,930, including shares subject to the underwriters’ 30-day option to purchase additional shares of common stock. This amount represents approximately 19.9% of the maximum aggregate offering price of the securities eligible to be sold under the Initial Registration Statement. The required opinions and consents are listed on an Exhibit Index attached hereto and filed herewith.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16.	Exhibits and financial statement schedules.

(a) Exhibits

Exhibit number	Description

5.1	Opinion of Cravath, Swaine & Moore LLP.

23.1	Consent of Ernst & Young LLP.

23.2	Consent of Grant Thornton LLP.

23.3	Consent of Cravath, Swaine & Moore LLP (contained in Exhibit 5.1).

24.1	Powers of Attorney (included in signature page to Registration Statement on Form S-1 (File No. 333-173005) filed on March 23, 2011) and incorporated herein by reference.

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Signatures

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Greensboro, North Carolina, on the 27th day of April, 2011.

THE FRESH MARKET, INC.

By:	/S/ CRAIG CARLOCK
Name:	Craig Carlock
Title:	Chief Executive Officer (Principal Executive Officer)

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on the 27th day of April, 2011.

Signature	Title

/S/ CRAIG CARLOCK	Chief Executive Officer (Principal Executive Officer)
Craig Carlock

/S/ LISA KLINGER Lisa Klinger	Executive Vice President, Chief Financial Officer (Principal Financial and Accounting Officer)

*	Chairman of the Board of Directors
Ray Berry

*	Director
Brett Berry

*	Director
Michael Barry

*	Director
David Rea

*	Director
Jeffrey Naylor

*By:	/S/ LISA KLINGER
Lisa Klinger as Attorney-in-Fact

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Exhibit index

Exhibit number	Description

5.1	Opinion of Cravath, Swaine & Moore LLP.

23.1	Consent of Ernst & Young LLP.

23.2	Consent of Grant Thornton LLP.

23.3	Consent of Cravath, Swaine & Moore LLP (contained in Exhibit 5.1).

24.1	Powers of Attorney (included in signature page to Registration Statement on Form S-1 (File no. 333-173005) filed on March 23, 2011) and incorporated herein by reference.

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